CFO Commentary on Second Quarter Fiscal 2026 Results
Q2 Fiscal 2026 Summary

GAAP
($ in millions, except earnings per share)	Q2 FY26	Q1 FY26	Q2 FY25	Q/Q	Y/Y
Revenue	$46,743	$44,062	$30,040	6%	56%
Gross margin	72.4%	60.5%	75.1%	11.9 pts	(2.7) pts
Operating expenses	$5,413	$5,030	$3,932	8%	38%
Operating income	$28,440	$21,638	$18,642	31%	53%
Net income	$26,422	$18,775	$16,599	41%	59%
Diluted earnings per share	$1.08	$0.76	$0.67	42%	61%

Non-GAAP
($ in millions, except earnings per share)	Q2 FY26	Q1 FY26	Q2 FY25		Q/Q	Y/Y
Revenue	$46,743	$44,062	$30,040		6%	56%
Gross margin	72.7%	61.0%	75.7%		11.7 pts	(3.0) pts
Gross margin excluding H20 related charges/releases, net	72.3%	71.3%		1.0	pt
Operating expenses	$3,795	$3,583	$2,792		6%	36%
Operating income	$30,165	$23,275	$19,937		30%	51%
Net income	$25,783	$19,894	$16,952		30%	52%
Diluted earnings per share	$1.05	$0.81	$0.68		30%	54%
Diluted earnings per share excluding H20 related charges/releases, net and related tax impact	$1.04	$0.96			8%

Revenue by Reportable Segments
($ in millions)	Q2 FY26	Q1 FY26	Q2 FY25	Q/Q	Y/Y
Compute & Networking	$41,331	$39,589	$26,446	4%	56%
Graphics	5,412	4,473	3,594	21%	51%
Total	$46,743	$44,062	$30,040	6%	56%

Revenue by Market Platform
($ in millions)	Q2 FY26	Q1 FY26	Q2 FY25	Q/Q	Y/Y
Data Center	$41,096	$39,112	$26,272	5%	56%
Compute	33,844	34,155	22,604	(1)%	50%
Networking	7,252	4,957	3,668	46%	98%
Gaming	4,287	3,763	2,880	14%	49%
Professional Visualization	601	509	454	18%	32%
Automotive	586	567	346	3%	69%
OEM and Other	173	111	88	56%	97%
Total	$46,743	$44,062	$30,040	6%	56%
We specialize in markets where our computing platforms can provide tremendous acceleration for applications. These platforms incorporate processors, interconnects, software, algorithms, systems, and services to deliver unique value. Our platforms address four large markets where our expertise is critical: Data Center, Gaming, Professional Visualization, and Automotive.
In the second quarter of fiscal 2026, we benefited from a $180 million release of previously reserved H20 inventory related to the sale of approximately $650 million of H20 to an unrestricted customer outside of China. There were no H20 sales to China-based customers in the second quarter.
GAAP gross margin was 72.4%, and GAAP diluted earnings per share was $1.08, for the quarter. Excluding the $180 million release and related tax impact, non-GAAP gross margin for the quarter would have been 72.3% and non-GAAP diluted earnings per share would have been $1.04.
Revenue
Revenue for the second quarter was $46.7 billion, up 56% from a year ago and up 6% sequentially.
Data Center revenue for the second quarter was $41.1 billion, up 56% from a year ago and up 5% sequentially. The strong year-on-year and sequential growth was driven by demand for our accelerated computing platform used for large language models, recommendation engines, and generative and agentic AI applications. We continue to ramp our Blackwell architecture, which grew 17% sequentially, including our newest architecture, Blackwell Ultra. We recognized Blackwell revenue across all customer categories, led by large cloud service providers, which represented approximately 50% of Data Center revenue.
Data Center compute revenue was $33.8 billion, up 50% from a year ago. Sequentially, compute revenue declined 1%, driven by a $4.0 billion reduction in H20 sales. Networking revenue was $7.3 billion, up 98% from a year ago and up 46% sequentially, driven by the growth of NVLink compute fabric for GB200 and GB300 systems, the ramp of XDR InfiniBand products, and adoption of Ethernet for AI solutions at cloud service providers and consumer internet companies.
Gaming revenue for the second quarter was up 49% from a year ago and up 14% sequentially, with strong sales and increased supply of our Blackwell product.
Professional Visualization revenue for the second quarter was up 32% from a year ago and up 18% sequentially, driven by the acceleration of Blackwell sales in our Notebook products, addressing AI workflows, real-time graphics rendering and data simulation.
Automotive revenue for the second quarter was up 69% from a year ago and up 3% sequentially, driven by strong adoption of our self-driving platforms.

Gross Margin
GAAP and non-GAAP gross margins for the second quarter decreased from a year ago as our Blackwell revenue consists primarily of full-scale datacenter systems compared to Hopper HGX systems last year. GAAP and non-GAAP gross margins increased sequentially as the prior quarter included a $4.5 billion charge associated with H20 excess inventory and purchase obligations.
Expenses
GAAP operating expenses for the second quarter were up 38% from a year ago and up 8% sequentially, and non-GAAP operating expenses were up 36% from a year ago and up 6% sequentially. The increases were primarily driven by compute and infrastructure costs and higher compensation and benefits due to compensation increases and employee growth.
Other Income & Expense and Income Tax
GAAP other income and expense (OI&E) includes interest income, interest expense, and non-marketable and publicly-held equity securities gains or losses. Non-GAAP OI&E excludes non-marketable and publicly-held equity securities gains or losses.
Interest income for the second quarter was $592 million, up from a year ago and sequentially, reflecting growth in cash, cash equivalents, and debt securities. Net other income for the second quarter was $2.2 billion, primarily driven by gains in a publicly-held equity security.
GAAP effective tax rate for the second quarter was 15.3%, an increase from a year ago reflecting a lower stock-based compensation tax benefit, partially offset by a higher tax benefit from certain foreign-derived income. Non-GAAP effective tax rate for the second quarter was 16.0%.
Balance Sheet and Cash Flow
Cash, cash equivalents and marketable securities were $56.8 billion, up from $34.8 billion a year ago and $53.7 billion a quarter ago. The increases primarily reflect higher revenue, partially offset by stock repurchases.
Accounts receivable was $27.8 billion with 54 days sales outstanding (DSO), up from 46 days sequentially, driven by timing of cash collections and Blackwell Ultra ramping late in the quarter.
Inventory was $15.0 billion, up from $11.3 billion sequentially, to support the ramp of Blackwell Ultra.
Total purchase commitments were $45.8 billion, comprised of inventory, manufacturing capacity, and non-inventory purchase obligations, up from $43.5 billion sequentially, on additional multi-year cloud service agreements to support our research and development efforts.
Cash flow from operating activities was $15.4 billion, up from $14.5 billion a year ago and down from $27.4 billion a quarter ago. The year-on-year increase reflects growth in revenue, partially offset by an increase in working capital. The sequential decrease was mainly driven by $8.1 billion in taxes paid in the quarter.
We returned $10.0 billion to shareholders in the second quarter through $9.7 billion of share repurchases and $244 million of cash dividends.
On August 26, 2025, our Board of Directors approved an additional $60.0 billion to our share repurchase authorization, without expiration.
Third Quarter of Fiscal 2026 Outlook
Outlook for the third quarter of fiscal 2026 is as follows:

•Revenue is expected to be $54.0 billion, plus or minus 2%. We have not assumed any H20 shipments to China in our outlook.
•GAAP and non-GAAP gross margins are expected to be 73.3% and 73.5%, respectively, plus or minus 50 basis points. We continue to expect to exit the year with non-GAAP gross margins in the mid-70% range.
•GAAP and non-GAAP operating expenses are expected to be approximately $5.9 billion and $4.2 billion, respectively. We expect full year fiscal 2026 operating expense growth to be in the high-30% range.
•GAAP and non-GAAP other income and expense are expected to be an income of approximately $500 million, excluding gains and losses from non-marketable and publicly-held equity securities.
•GAAP and non-GAAP tax rates are expected to be 16.5%, plus or minus 1%, excluding any discrete items.
______________
For further information, contact:

Toshiya Hari	Mylene Mangalindan
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
toshiyah@nvidia.com	mmangalindan@nvidia.com
Non-GAAP Measures
To supplement NVIDIA’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, and free cash flow. For NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, acquisition-related and other costs, other, gains/losses from non-marketable and publicly-held equity securities, net, interest expense related to amortization of debt discount, H20 related charges/releases, net and the associated tax impact of these items where applicable. The inclusion of H20 related charges/releases, net in the reconciliations to adjust the related GAAP financial measures was a result of the U.S. government informing NVIDIA in April 2025 that it requires a license for export to China of H20 product. The H20 product was designed primarily for the China market. Free cash flow is calculated as GAAP net cash provided by operating activities less both purchases related to property and equipment and intangible assets and principal payments on property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.
Certain statements in this CFO Commentary including, but not limited to, statements as to: expectations with respect to growth, performance and benefits of our products, services, and technologies, including Blackwell, and related trends and drivers; expectations with respect to supply and demand for our products, services, and technologies, including Blackwell, and related matters including inventory, production and distribution; expectations with respect to NVIDIA’s third party arrangements, including with its collaborators and partners; expectations with respect to technology developments and related trends and drivers; our financial and business outlook for the third quarter of fiscal 2026 and beyond; projected market growth and trends; expectations with respect to AI and related industries; and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections based on management’s beliefs and assumptions and on information currently available to management and are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic and political conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; and changes in applicable laws and regulations, as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
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NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 27,	April 27,	July 28,	July 27,	July 28,
	2025	2025	2024	2025	2024

GAAP cost of revenue	$12,890	$17,394	$7,466	$30,284	$13,105
GAAP gross profit	$33,853	$26,668	$22,574	$60,521	$42,979
GAAP gross margin	72.4%	60.5%	75.1%	66.6%	76.6%
Acquisition-related and other costs (A)	49	123	118	170	238
Stock-based compensation expense (B)	58	64	40	123	75
Other	—	3	(3)	4	(4)
Non-GAAP cost of revenue	$12,783	$17,204	$7,311	$29,987	$12,796
Non-GAAP gross profit	$33,960	$26,858	$22,729	$60,818	$43,288
Non-GAAP gross margin	72.7%	61.0%	75.7%	67.0%	77.2%
H20 related charges/(releases), net	(180)	4,538		4,358
Non-GAAP gross profit, as adjusted to exclude H20 related charges/releases, net	$33,780	$31,396		$65,176
Non-GAAP gross margin, as adjusted to exclude H20 related charges/releases, net	72.3%	71.3%		71.8%

GAAP operating expenses	$5,413	$5,030	$3,932	$10,443	$7,428
Stock-based compensation expense (B)	(1,566)	(1,410)	(1,114)	(2,976)	(2,089)
Acquisition-related and other costs (A)	(37)	(37)	(26)	(74)	(48)
Other	(15)	—	—	(15)	—
Non-GAAP operating expenses	$3,795	$3,583	$2,792	$7,378	$5,291

GAAP operating income	$28,440	$21,638	$18,642	$50,078	$35,551
Total impact of non-GAAP adjustments to operating income	1,725	1,637	1,295	3,362	2,446
Non-GAAP operating income	$30,165	$23,275	$19,937	$53,440	$37,997

GAAP total other income (expense), net	$2,766	$272	$572	$3,039	$942
(Gains) losses from non-marketable equity securities and publicly-held equity securities, net	(2,247)	175	(193)	(2,073)	(264)
Interest expense related to amortization of debt discount	1	1	1	2	2
Non-GAAP total other income (expense), net	$520	$448	$380	$968	$680

GAAP net income	$26,422	$18,775	$16,599	$45,197	$31,480
Total pre-tax impact of non-GAAP adjustments	(521)	1,813	1,103	1,291	2,184
Income tax impact of non-GAAP adjustments (C)	(166)	(694)	(750)	(859)	(1,475)
Tax expense from OBBBA*	48	—	—	48	—
Non-GAAP net income	$25,783	$19,894	$16,952	$45,677	$32,189

Total pre-tax impact of H20 related charges/(releases), net	(180)	4,538		4,358
Income tax impact of H20 related charges/releases, net	(8)	(797)		(805)
Non-GAAP net income, as adjusted to exclude H20 related charges/releases, net	$25,595	$23,635		$49,230

Diluted net income per share
GAAP	$1.08	$0.76	$0.67	$1.84	$1.27
Non-GAAP	$1.05	$0.81	$0.68	$1.86	$1.29
Non-GAAP, as adjusted to exclude H20 related charges/releases, net	$1.04	$0.96		$2.00

Weighted average shares used in diluted net income per share computation	24,532	24,611	24,848	24,571	24,869

GAAP net cash provided by operating activities	$15,365	$27,414	$14,489	$42,779	$29,833
Purchases related to property and equipment and intangible assets	(1,894)	(1,227)	(977)	(3,122)	(1,346)
Principal payments on property and equipment and intangible assets	(21)	(52)	(29)	(73)	(69)
Free cash flow	$13,450	$26,135	$13,483	$39,584	$28,418

*Tax expense included represents impact from OBBBA (One Big Beautiful Bill Act)

(A) Acquisition-related and other costs are comprised of amortization of intangible assets, transaction costs, and certain compensation charges and are included in the following line items:
	Three Months Ended			Six Months Ended
	July 27,	April 27,	July 28,	July 27,	July 28,
	2025	2025	2024	2025	2024
Cost of revenue	$49	$123	$118	$170	$238
Research and development	$29	$28	$17	$57	$30
Sales, general and administrative	$8	$9	$9	$17	$18

(B) Stock-based compensation consists of the following:
	Three Months Ended			Six Months Ended
	July 27,	April 27,	July 28,	July 27,	July 28,
	2025	2025	2024	2025	2024
Cost of revenue	$58	$64	$40	$123	$75
Research and development	$1,191	$1,063	$832	$2,254	$1,559
Sales, general and administrative	$375	$347	$282	$722	$530

(C) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q3 FY2026 Outlook
($ in millions)
GAAP gross margin	73.3%
Impact of stock-based compensation expense, acquisition-related costs, and other costs	0.2%
Non-GAAP gross margin	73.5%

GAAP operating expenses	$5,900
Stock-based compensation expense, acquisition-related costs, and other costs	(1,700)
Non-GAAP operating expenses	$4,200